                                                                      EXHIBIT 12

                          WEINGARTEN REALTY INVESTORS
  COMPUTATION OF RATIO OF EARNINGS AND FUNDS FROM OPERATIONS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                         Year Ended December 31
                                         ------------------------------------------------------
                                           1990        1991       1992        1993       1994
                                         --------    --------   --------   ---------   --------
Income before extraordinary charge        $16,482     $17,958    $21,248     $36,249    $43,788

Add:
Portion of rents representative of the
   interest factor                            374         433        485         521        521
Interest on indebtedness                   19,938      20,157     18,689      10,046     10,694
Amortization of debt cost                     755         513        513         261        456
                                         --------    --------   --------   ---------   --------
Income as adjusted                        $37,549     $39,061    $40,935     $47,077    $55,459
                                         ========    ========   ========   =========   ========



Fixed charges:
Interest on indebtedness                  $19,938     $20,157    $18,689     $10,046    $10,694
Capitalized interest                        1,316       1,586      2,025       1,114      1,670
Amortization of debt cost                     755         513        513         261        456
Portion of rents representative of the
   interest factor                            374         433        485         521        521
                                         --------    --------   --------   ---------   --------
Fixed charges                             $22,383     $22,689    $21,712     $11,942    $13,341
                                         ========    ========   ========   =========   ========

RATIO OF EARNINGS TO FIXED CHARGES           1.68        1.72       1.89        3.94       4.16
                                         ========    ========   ========   =========   ========



Income before extraordinary charge        $16,482     $17,958    $21,248     $36,249    $43,788
Depreciation and amortization              17,699      19,019     21,291      23,382     26,842
                                         --------    --------   --------   ---------   --------
                                           34,181      36,977     42,539      59,631     70,630
Interest on indebtedness                   19,938      20,157     18,689      10,046     10,694

Funds from operations (as adjusted)       $54,119     $57,134    $61,228     $69,677    $81,324
                                         ========    ========   ========   =========   ========

RATIO OF FUNDS FROM OPERATIONS TO
   FIXED CHARGES                             2.42        2.52       2.82        5.83       6.10
                                         ========    ========   ========   =========   ========